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                                                                     EXHIBIT 4.2

                              FORM OF CERTIFICATE

R-                                           $


                                          CUSIP No. 844653AC9

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This Certificate represents a fractional undivided interest in the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the depositor or the Trustee or any of their respective affiliates. Neither this Certificate or the trust assets are insured or guaranteed by any governmental agency or any other person.

                    Southpoint Structured Assets, Inc.
                    Corporate Bond-Backed Certificates
                    Series 1999-BellSouth-1,
                    $           Certificate Principal Balance
                    6.25% Initial Interest Rate

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists principally of $10,000,000 in aggregate principal amount of BellSouth Telecommunications, Inc. Forty Year 7 1/2% Debentures and all payments received thereon (exclusive of the Retained Interest), deposited in trust by Southpoint Structured Assets, Inc. (the "Depositor").

     This certifies that            is the registered owner of
Dollars non-assessable, fully-paid, fractional undivided interest in the Corporate Bond-Backed Trust, Series 1999-BellSouth-1, (the "Trust"), formed by the Depositor.

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     The Trust was created pursuant to a Standard Terms for Trust Agreements, dated as of November 1, 1996 (the "Standard Terms"), between the Depositor and Bank One, West Virginia, N.A., a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series Supplement, Series 1999-BellSouth-1, dated as of May 11, 1999 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as the "Corporate Bond-Backed Certificates, Series 1999-BellSouth-1" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The Trust Property consists of: (i) the Underlying Security described in the Trust Agreement (exclusive of the Retained Interest); (ii) all payments on or collections in respect of the Underlying Security accrued on or after May 11, 1999 (the "Cut-off Date") together with any proceeds thereof; and (iii) all funds from time to time deposited with the Trustee relating to the Certificates and any investments thereof, together with any and all income, proceeds and payments with respect thereto (the "Trust Property").

     Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated with respect to the Certificates in accordance therewith, distributions will be made on each Distribution Date, to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the close of business on the day immediately preceding such Distribution Date (whether or not a Business Day). If a payment with respect to the Underlying Security is made to the Trustee after the date on which such payment was due, then the Trustee will distribute any such amounts received on the next occurring Business Day (a "Special Distribution Date").

     As provided in the Series Supplement, the "Pass-Through Rate" for the Certificate shall be from issuance through June 14, 2003, 6.25% per annum; from June

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15, 2003, through December 14, 2008, 6.75% per annum; and from December 15,
2008, through June 2033, 7.25% per year.

     Principal payments on this Certificate will be made, to the extent of available funds, in the form of redemptions as explained below on each June 15 and December 15, commencing December 15, 1999 (each, a "Redemption Date"). The aggregate principal amount of this Certificate redeemed on each Redemption Date shall be the maximum principal amount of this Certificate which may be redeemed from funds then on deposit in the Redemption Fund. On each Redemption Date, the amount to be deposited into the Redemption Fund will be calculated as described in the Series Supplement.

     Funds on deposit in the Redemption Fund will be applied first to redemption of this Certificate at the request of beneficial owners of this Certificate ("Beneficial Owner") and then to mandatory redemption of this Certificate under the circumstances described hereafter.

     All redemptions will be made at 100% of the principal amount redeemed plus accrued and unpaid interest to the Redemption Date.

     Subject to the limitations discussed below, any Beneficial Owner has the right to request the redemption of this Certificate prior to maturity unless the Certificates have been declared due and payable by reason of an Event of Default under the Trust Agreement. Such redemptions will be made to the extent of available funds on each Redemption Date. On each Redemption Date, redemptions will be made in accordance with Beneficial Owners' requests in the order of priority described below, subject to the limitations that (a) redemptions of this Certificate will be made only in principal amounts of $1,000 or integral multiples thereof and (b) redemptions will be made only to the extent funds are available in the Redemption Fund as of such Redemption Date.

     On each Redemption Date, subject to the above limitations, the Trust will redeem this Certificate to the extent redemption has been requested in the following order: (a) Certificates beneficially owned by the estates of Deceased Holders, subject to a limitation of $100,000 principal amount of Certificates beneficially owned by any one Deceased Holder; (b) Certificates beneficially owned by other Beneficial Owners, subject to a limitation of $10,000 principal amount of Certificates beneficially owned by any one Beneficial Owner; (c) Certificates beneficially owned by the estates of Deceased Holders in excess of such $100,000 limitation; and (d) Certificates beneficially owned by other Beneficial Owners in excess of such $10,000 limitation.

     Within any of the above categories, this Certificate will be redeemed, but only to the extent moneys are on deposit in the Redemption Fund, in the order of receipt of requests for redemption. The Trustee may establish such procedures as it deems fair and equitable to establish the order of receipt of requests received on the same day.

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     "Deceased Holder" shall mean a deceased person who was, during his lifetime, entitled to substantially all of the beneficial interests of ownership of a Certificate. For purposes of this definition, a Certificate held by tenants by the entirety, joint tenants or tenants in common is considered to be held by a single holder. However, a Certificate held by a trustee is considered to be held by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein. Also for purposes of these limitations, the death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the holder of the Certificate and the entire principal amount of the Certificate so held will be subject to priority in redemption, and the death of a beneficiary of a trust will be deemed to be the death of the holder of a Certificate held by the trustee of the trust to the extent of such beneficiary's beneficial interest in such Certificate. A Deceased Holder will be deemed to be the holder of such Certificate to the extent of his beneficial interest therein, regardless of the registered Certificateholder, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife and in trust arrangements and certain other arrangements where a person has substantially all of the Certificateholdership interest in the Certificate during his or her lifetime. Beneficial interests shall include the power to sell, transfer or otherwise dispose of a Certificate and the right to receive the proceeds therefrom, as well as interest and principal payable with respect thereto.

     A Beneficial Owner may request redemption by delivering the following items to the Trustee on or before the last day of the month preceding the month in which the Redemption Date occurs (each, a "Tender Date"): (a) a written request for redemption in form satisfactory to the Trustee by the Beneficial Owner, or his legal representative, with appropriate evidence of authority; (b) notice of the principal amount of this Certificate to be redeemed, and (c) in the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers requested by the Trustee.

     Subject to certain priorities of Deceased Holders and certain other limitations, Certificates will be redeemed in the order that timely requests for redemption are received by the Trustee (as evidenced by the time-stamp placed on such requests by the Trustee at the time of receipt). Requests for redemptions received in proper form will be accepted by the Trustee only to the extent funds are available in the Redemption Fund as described above. Requests for redemption made after the Tender Date for a given Redemption Date, and requests for redemption received in a timely manner but not accepted in respect of a given Redemption Date, will be treated as requests for redemption on the next succeeding Redemption Date and each succeeding Redemption Date thereafter until the request is accepted or is withdrawn as described in the following paragraph. This Certificate will be held by the Trustee until the request has been accepted or has been withdrawn and will continue to bear interest until redeemed. Certificates, or portions

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thereof in integral multiples of $1,000 principal amount, which have been accepted for redemption shall become due and payable on the applicable Redemption Date and shall cease to bear interest on such Redemption Date.

     Any Beneficial Owner who has requested redemption may withdraw his request at any time by causing delivery of written notice of withdrawal to the Trustee. If such written notice has not been received on or before the Tender Date for a given Redemption Date, the previously made redemption request will be irrevocable with respect to the acceptance of Certificates for redemption on such given Redemption Date.

     The procedures to be used to determine the priority of requests for redemption may be revised from time to time by the Trustee.

     On each Redemption Date following the issuance of the Certificates, the Trust is obligated to redeem Certificates on a mandatory basis to the extent that the amount in the Redemption Fund on such Redemption Date exceeds the aggregate amount of all redemptions to be made at the request of Beneficial Owners.

     On the first Business Day of the month in which the Redemption Date occurs (each, an "Accounting Date"), the Trustee will determine the amount of Certificates for which requests for redemption have been accepted through the related Tender Date and, thereby, determine the principal amount, if any, of Certificates that will be subject to mandatory redemption on the next Redemption Date. The Trustee will notify DTC, and DTC will allocate any amounts of Certificates to be subject to mandatory redemption among DTC Participants by random lot in accordance with DTC's rules and procedures, based upon the assumption that each DTC Participant holds individual $1,000 Certificates aggregating the full amount of that DTC Participant's holdings. DTC shall notify those DTC Participants whose holdings have been selected for mandatory redemption on or before the Redemption Date on which Certificates are to be redeemed. DTC Participants will then determine the Beneficial Owners (or other indirect participants acting on behalf of Beneficial Owners through such DTC Participants) whose Certificates have been redeemed and will forward the mandatory redemption payment of the Certificates to such Beneficial Owners or indirect participants. No notice of redemption will be given to Beneficial Owners prior to the respective Redemption Dates on which their Certificates are redeemed. The redemption price will be 100% of the principal amount of the Certificates so redeemed plus accrued and unpaid interest to the Redemption Date on which such Certificates are redeemed.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates or the Trust Agreement.

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     Distributions made on this Certificate will be made as provided in the
Trust Agreement by the Trustee by wire transfer in immediately available funds, or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee shall be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the Corporate Trust Office or such other location as may be specified in such notice.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     This Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     The Certificates are limited in right of distribution to certain payments and collections respecting the Underlying Security, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Property (to the extent of its rights therein) for distributions hereunder.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than 66-2/3% of the aggregate Voting Rights of the Certificates subject to certain provisions set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent in made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

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     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee at 707 Virginia Street East, 2nd Floor, Charleston, West Virginia 25301, duly endorsed by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

     No service charge will be made for any registration of transfer or exchange, but the Trustee may require exchange of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

     It is the intention of the parties to the Trust Agreement that the Trust created thereunder shall constitute a fixed investment trust for federal income tax purposes under Treasury Regulation Section 301.7701-4 and a grantor trust under the Internal Revenue Code of 1986, as amended, and the Certificateholder agrees to treat the Trust, any distributions therefrom and its beneficial interest in the Certificates consistently with such characterization.

     The Trust may not engage in any business or activities other than in connection with, or relating to, the holding, protecting and preserving of the Trust Property and the issuance of the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities. The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon the earliest to occur of (i) the distribution in full of all amounts due to Certificateholders and retirement of the Underlying Security, and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

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     An employee benefit plan subject to the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), including an individual retirement account or Keogh plan (any such, a "Plan") may purchase Certificates if either (i) the Underwriter is able to confirm the existence of at least 100 independent purchasers or (ii) the Plan can represent that its purchase of the Certificates would not be prohibited under ERISA or the Code.

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     In Witness Whereof, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                                 Corporate Bond-Backed Trust, Series 1999-
                                   BellSouth-1

                                     By:  Bank One West Virginia, N.A., not in
                                          its individual capacity but solely as
                                          Trustee,

                                 By ____________________________________________
                                    Authorized Officer

Dated: May 11, 1999

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates described in the Trust Agreement referred to herein.

                                 Bank One, West Virginia, N.A., not in its
                                   individual capacity but solely as Trustee,

                                 By ____________________________________________
                                    Authorized Officer

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                                  ASSIGNMENT

     For value received the undersigned hereby sells, assigns and transfers unto

Please insert social security or other identifying number of assignee

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________ Attorney
to transfer said Certificate on the books of the Certificate Register, with full power of substitution in the premises.

Dated:

                                      _________________________________
                                      Signature Guaranteed:

                                      _________________________________

*Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.